FIRST AMENDMENT TO SEPTEMBER 15, 2021 EMPLOYMENT AGREEMENT
("Agreement")

THIS FIRST AMENDMENT, made as of February 1, 2023 ("Amendment Effective Date") is by and between BM Technologies, Inc., a Delaware corporation, with its main offices located at 201 King of Prussia Road, Suite 650 Radnor, PA 19087 ("Company") and James Donahue ("Executive").
WHEREAS, the parties desire to document the expansion of Executive's role and compensation while retaining all of the other provisions of the Agreement as of the Amendment Effective Date,
WHEREAS, unless expressly amended herein, all terms shall remain as fully set forth in the Agreement and all definitions in the Agreement shall have the meanings ascribed to the defined terms in the Agreement,
NOW THEREFORE, for good and valuable consideration, the sufficiency of which shall not be denied and intending to be legally bound, the parties agree as follows:
1.Paragraph 1 of the Agreement shall be amended by substituting "President" for each reference to "Chief Technology Officer."
2.Paragraph 3(a) of the Agreement shall be amended by substituting "Three Hundred Thousand ($300,000)" for "Two Hundred Seventy Five Thousand ("$275,000").

AGREED:

BM TECHNOLOGIES, INC.

By: /s/ Luvleen Sidhu	By: /s/ James Donahue
Title: Luvleen Sidhu	Name: James Donahue
Date: February 1, 2023	Date: February 1, 2023